SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

August 11, 2003

Date of Report (Date of Earliest Event Reported)

AMERICAN REALTY INVESTORS, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	1-15663	75-2847135
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1800 Valley View Lane, Suite 300, Dallas, TX	75234-8922
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (469) 522-4200

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

In 2003, American Realty Investors, Inc. (“ARI”) has sold a significant amount of its properties, as follows:

Sale Date	Property	Location	Acres/Units Rooms/Sq. Ft.	Sales Price ($ In Thousands)	Gain/(Loss) ($ In Thousands)	% Of ARI’s Assets	Purchaser
01/17/03	Seville	Tallahassee, FL	62	$2,795	$489	0.24%	Seville Apartments, LLC
01/21/03	Bay Anchor	Panama City, FL	12	369	143	0.02%	Bay Anchor, LLC
02/14/03	Rolling Hills	Tallahassee, FL	134	5,061	1,182	0.43%	Rolling Hills Apartments, LLC
02/28/03	Northside Villas	Tallahassee, FL	81	5,575	915	0.54%	Northside Villas, LLC
03/20/03	Georgetown	Panama City, FL	44	1,175	72	0.15%	Georgetown Apartments of Panama City, Ltd.
05/02/03	Greenbriar	Tallahassee, FL	50	1,700	1,025	0.08%	Greenbriar Partners, LLC
05/30/03	Regency	Lincoln, NE	106	4,880	2,815	0.19%	Regency Associates, LP
06/11/03	Lake Chateau	Thomasville, GA	98	1,600	147	0.20%	Abbey Lake Partners, LLC
06/24/03	Pinecrest	North Augusta, SC	120	2,707	(304)	0.41%	Augusta Plans and Management, Inc.
08/21/03	Landings & Marina	Pensacola, FL	52	1,825	490	0.18%	Landings of Pensacola, LLC

08/11/03	Encino Executive Plaza	Encino, CA	177,211 Sq. Ft.	37,040	(2)	5.44%	16501 Ventura, LLC

03/11/03	Grand Hotel Sofia	Sofia, Bulgaria	136 Rooms	24,750	(88)	3.45%	GORT Securities Limited
05/01/03	Clarion KC Airport Hotel	Kansas City, MO	196 Rooms	5,312	(101)	0.74%	One Realco Hotel Investors, Inc.
08/22/03	Williamsburg Hospitality House	Williamsburg, VA	296 Rooms	19,500	0	2.72%	One Realco Hotel Investors, Inc.

02/26/03	Katrina	Palm Desert, CA	89.3	8,550	(40)	1.15%	La Quinta Village Business Center, LLC; Lost Horse Mountain, LLC

03/26/03	Mason Goodrich	Houston, TX	8.0	210	(149)	0.05%	Donald C. Carter
06/20/03	Mason Goodrich	Houston, TX	1.6	209	113	0.01%	Psychiatric Enterprises, Ltd.
06/27/03	Mason Goodrich	Houston, TX	7.7	900	466	0.05%	MCTK Partners Investments, LP
07/30/03	Vista Ridge	Lewisville, TX	14.5	2,250	622	0.21%	Don Valk

				$126,408	$7,795	16.26%

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Proforma statements of operations are required for the year ended December 31, 2002, and the six months ended June 30, 2003. A proforma balance sheet as of June 30, 2003, is also required. The required proforma statements of operations and balance sheet will be filed as an amendment of this Form 8-K as soon as possible, but no later than September 30, 2003. The proforma statements of operations will present ARI’s operations as if the transactions described above had occurred at January 1 of each of the periods presented. The proforma balance sheet will present the property sales described above, as if they had occurred at January 1, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

AMERICAN REALTY INVESTORS, INC.

August 26, 2003	By: /s/ Ronald E. Kimbrough
Date	Ronald E. Kimbrough
Executive Vice President and Chief Financial
Officer (Principal Financial and Accounting
Officer and Acting Principal Executive Officer)